Exhibit 10.14

Inner Mongolia Zhunger Heat Power Co., Ltd.

The Thermo-electric Plant Production Flow Chart

Inner Mongolia Zhunger Heat Power Co., Ltd.- Current Heating Plant Production Flow Chart

Note:

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DWJ- Dividing Water Jar

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GWG- Gathering Water Jar

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CP- Cycling Pump

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VC- Vacuum Cleaners

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SWA- Soft Water Apparatus

Explanation:

There are two heat water boilers in the boiler-room that produce heat power and hot water. Heat power and hot water are then supplied to the heat users through the hot water supply system. The boiler-room equipped with Cycling Pump, Chemical Water Disposal Facility, Fan, Vacuum Cleaners, Taphole Machine that composed an integrated heat supply system.